UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2025

Rhinebeck Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38779	83-2117268
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 Jefferson Plaza, Poughkeepsie, New York		12601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:(845) 454-8555

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RBKB	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2025, Rhinebeck Bancorp, Inc. (the “Company”), its wholly-owned subsidiary, Rhinebeck Bank (the “Bank”), and its mutual holding company, Rhinebeck Bancorp, MHC (the “MHC”), announced that Sharon McGinnis and Nancy K. Patzwahl have been appointed to the Board of Directors of the Company, the Bank and the MHC, effective April 15, 2025. Ms. McGinnis was appointed to each of the Compensation Committee and the Governance and Nominating Committee of the Board of Directors and Ms. Patzwahl was appointed to the Audit Committee of the Board of Directors.

Ms. McGinnis has served as Chief Human Resources Officer at Central Hudson Gas and Electric Corporation since 2024. Ms. McGinnis joined Central Hudson Gas and Electric Corporation in 2009 and has also held the positions of Senior Vice President of Human Resources and Vice President of Human Resources & Safety. Prior to that, she held the positions of Vice President of Human Resources at Dow Jones Local Media Group in Campbell Hall, New York, where she served from 2001 to 2009, and Assistant Vice President of Human Resources at Frontier Insurance Group in Rock Hill, New York, from 1999 to 2001. She also has served as a board member of United Way of the Dutchess & Orange Region since 2016, a member of the Fortis Executive DEI Council since 2022, and a founding member of the Fortis Women Executive Leadership Council since 2017. Ms. McGinnis was a member of the Compensation and Benefits Committee of the Hudson Valley Credit Union from 2016 to 2021. Ms. McGinnis’s extensive experience in human resources and corporate governance are significant resources for the Board of Directors.

There are no arrangements or understandings between Ms. McGinnis and any other persons pursuant to which she was selected as a director.  There are no family relationships between Ms. McGinnis and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer.  No information is required to be disclosed with respect to Ms. McGinnis pursuant to Item 404(a) of Regulation S-K.

Ms. Patzwahl is a certified public accountant and has been a principal at UHY Advisors Northeast, Inc., providing personal, corporate and partnership tax services, since 2020. From 1997 through 2019, she was a partner and shareholder at Pattison, Koskey, Howe & Bucci, CPAs, P.C. Previously, she worked as a senior manager at KPMG Peat Marwick. She has served as treasurer and trustee of Home for the Aged in Hudson, New York, since 2019, and as treasurer and trustee of Rheinstrom Hill Community Foundation in Hudson, New York, since 2014. Ms. Patzwahl previously served as a director of the National Union Bank of Kinderhook, where she was a member of the Audit Committee, from 2014 until its sale to Community Bank, N.A. in 2019. Ms. Patzwahl’s experience as a certified public accountant and bank director provide the Board of Directors with critical experience regarding accounting and financial matters, as well as governance experience.

There are no arrangements or understandings between Ms. Patzwahl and any other persons pursuant to which she was selected as a director.  There are no family relationships between Ms. Patzwahl and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer.  No information is required to be disclosed with respect to Ms. Patzwahl pursuant to Item 404(a) of Regulation S-K.

Item 8.01          Other Events.

On April 15, 2025, the Company issued a press release announcing the new director appointments. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits:

99.1 Rhinebeck Bancorp, Inc. Press Release dated April 15, 2025.

104Cover Page Interactive Data File (embedded within the inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RHINEBECK BANCORP, INC.

DATE: April 15, 2025	By: /s/ Michael J. Quinn
Michael J. Quinn
President and Chief Executive Officer